                                                                    July 1, 1992

                         RESTATED PARTS SUPPLY AGREEMENT
                                   YOPLAIT USA
                        PACKAGING RESOURCES INCORPORATED


     This RESTATED PARTS SUPPLY AGREEMENT ("Agreement") is made effective as of June 1, 1992, between PACKAGING RESOURCES INCORPORATED, a Delaware corporation ("PRI"), and YOPLAIT U.S.A., a Division of General Mills Products Corp., a Delaware corporation ("Yoplait").

                              W I T N E S S E T H :

     WHEREAS, PRI, as successor-in-interest to Vercon, Inc., a Division of FINA Oil and Chemical Company, a Delaware corporation, and Yoplait are parties to that certain Parts Supply Agreement dated as of January 1, 1986 ("Parts Supply Agreement"), pursuant to which PRI sells Parts (as hereafter defined) to Yoplait for certain reverse tapered, spin welded containers, which are assembled into cups ("Cups") as more particularly described in SCHEDULE A attached hereto and incorporated herein by this reference; and

     WHEREAS, PRI and Yoplait desire to restate the Parts Supply Agreement effective as of June 1, 1992, as set forth herein;

                                                                    July 1, 1992

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

     1. PRI shall sell Parts to Yoplait, and Yoplait shall purchase and take delivery of Parts, in accordance with Yoplait's written purchase orders submitted to PRI. In the event there is a contradiction between the aforesaid purchase order form and this Agreement, this Agreement shall control.

     2. The term of this Agreement shall be from June 1, 1992, through July 15, 1997. Thereafter, the Agreement shall be automatically renewed on an annual basis, unless either party gives six (6) months written notice of the intent to terminate, prior to the end of an annual period.

     3. (a) The Base Prices of Parts (the "Base Price") shall be as contained in Schedule "B" - "Pricing Schedule".

(White Printed Tops, Yellow Printed Tops, and White Bottoms are collectively referred to as "Parts"). THE TOTAL BASE PRICE OF CUPS SHALL BE THE SUM OF THE BASE PRICES OF THE PARTS USED TO MANUFACTURE SUCH CUPS.

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                                                                    July 1, 1992

          (b) Price changes for "resin" shall be implemented when incurred by Packaging Resources and in accordance with the current resin escalator/deescalator figures included on the attached Price Schedule. Such price changes shall be implemented only after thirty (30) days notice to YOPLAIT.

          (c) In April of each year during the term of this Agreement, PRI shall advise YOPLAIT of all non-resin price increases and decreases, and the Base Price will be increased or decreased, respectively, on June 1 each year by parties' mutual WRITTEN agreement.

     4. If this Agreement is terminated for any reason, Yoplait shall purchase all Parts and goods in progress that PRI has in inventory that were produced BASED ON A PRODUCTION SCHEDULE AGREED TO AND PROVIDED BY Yoplait to PRI under Paragraph 5, herein.

     5. At the beginning of each CALENDAR MONTH during the term of this Agreement, Yoplait shall provide PRI with a TWO (2) calendar month forecast of Yoplait's anticipated needs hereunder, by month, by plant locations, by flavor
(design), and by product group (totals).   AT THE BEGINNING OF EACH CALENDAR
month during the term of this Agreement, Yoplait shall provide PRI with a forecast of Yoplait's anticipated needs during the next FOUR (4) months.

                                                                    July 1, 1992

     6. PRI shall comply with all Specifications and Quality Control Standards as established by written agreement between Yoplait and PRI.

     7. This Agreement shall, effective as of June 1, 1992, cancel, supersede, and replace the Parts Supply Agreement of January 1, 1986. No modifications of this Agreement shall be binding upon PRI or Yoplait unless the same are in writing and executed by PRI and Yoplait.

     8. To the extent the Parts supplied hereunder comply with the specifications and standards agreed to by the parties, YOPLAIT shall indemnify, defend and hold PRI harmless from and against all losses, damages, expenses (including reasonable attorney's fees and costs) arising from or in connection with YOPLAIT's handling, transportation, or use of the Parts, Cups, or the products to be sold within the Cups.

     9. If PRI fails to meet the specifications and standards for Parts supplied hereunder, PRI agrees to indemnify, defend and hold YOPLAIT harmless from and against all losses, damages, expenses (including reasonable attorney's fees and costs), claims and penalties arising from or on account of any act of omission or commission with respect to the handling or transportation of the

                                                                    July 1, 1992

Cups, the Parts, or the products to be sold within the Cups. Moreover, such Parts shall be returned by PRI at PRI's sole expense and PRI shall, within thirty (30) days of its receipt of such defective Parts, refund (or credit) the entire amount of any Base Price paid therefor.

     10. PRI agrees that it will not sell Parts to any third party which meet the same specifications specified by YOPLAIT.

     11. The total Base Price of Cups shall be reduced by [_______________]* after YOPLAIT shall have purchased Parts needed to assemble [_______________]* during the term of this Agreement. In the event YOPLAIT does not purchase, on or before July 15, 1997, Parts needed to assemble at least [_______________]*, YOPLAIT shall immediately pay PRI [_____________________]* of such shortfall.

     12.  The Agreement shall be governed by the laws of the State of Illinois.

     13. Failure of either party to perform its obligations under this Agreement shall not subject such party to any liability to the other if such failure is caused by acts such as but not limited to acts of God, fire, explosion, flood, drought, war, riot, sabotage,

- ---------------

* Confidential portion omitted; unredacted version is on file with the Securities and Exchange Commission.

                                                                    July 1, 1992

embargo, strikes or other labor trouble, or compliance with any order or regulation of any government entity acting with color of right.

     14. This Agreement shall be binding upon and inure to the benefit of all successors and assigns of the parties hereto.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on July 15, 1992.


PACKAGING RESOURCES INCORPORATED,       YOPLAIT U.S.A., A Division of
a Delaware corporation                  General Mills Products Corp., a
                                        Delaware corporation

/s/ J. Michael Anderson                 /s/ Jon L. Finley
By: J. Michael Anderson                 By: Jon L. Finley
   ---------------------------             -----------------------------
Title: Vice President                   Title: President
      ------------------------                --------------------------
                                        /s/ John S. Mendesh
                                        By: John S. Mendesh
                                           -----------------------------
                                        Title: Vice President Operations
                                              --------------------------

                                                                    SCHEDULE "A"




                         [____________________________]*





- ---------------
* Confidential portion omitted; unredacted version is on file with the Securities and Exchange Commission.

                                                                    SCHEDULE "A"


[Schematic drawings of 6oz. yogurt sidewall omitted. Confidential treatment requested for such schematic drawings. Unredacted version is on file with the Securities and Exchange Commission.]

                                                                    SCHEDULE "A"

[Schematic drawings of 6oz. yogurt bottom omitted. Confidential treatment requested for such schematic drawings. Unredacted version is on file with the Securities and Exchange Commission.]

                                                                    SCHEDULE "A"





                       [__________________________]*






- ---------------
* Confidential portion omitted; unredacted version is on file with the Securities and Exchange Commission.

                                                                    SCHEDULE "B"
                                                                    June 1, 1992


                        PACKAGING RESOURCES INCORPORATED
                                Pricing Schedule
                             Effective June 1, 1992
               (Reflects INCREASE of Non-Resin Costs AND a
                DECREASE of $0.01/lb Resin.)
               (Supersedes Pricing Schedule Effective 3/1/92)
               (Initial Agreement Pricing)


                              YOPLAIT U.S.A.
                              Ship to:  Reed City, Michigan
                                        (#2400001)
                                        Carson, California
                                        (#2400003)



Part Description                                       Price/M
- ----------------                                       -------
POLYSTYRENE
- -----------

6 oz. White Sidewall Printed (Process - 5 to 6 Color)  [_______]*
6 oz. Yellow Sidewall Printed (Line - 4 Color)         [_______]*
6 oz. White Bottom Unprinted                           [_______]*



Title:    F.O.B. Packaging Resources Point of Manufacture
Freight:  Customer Pickup
Terms:    1% 10 Days, Net 30 Days
          Sale subject to credit approval.


Current Resin Escalator/Deescalator
- -----------------------------------
Price change of [_____]* (Allocated 77% to Sidewalls, 23% to Bottoms) for each $0.01/# of resin change.

Tooling
- -------
Packaging Resources owns all tools. 1 Bottom tool (100 cavity); 3 Sidewall tools (80 cavity, 56 cavity, 56 cavity).

Packaging Resources performs and bears the cost of all routine maintenance to include routine inspection, periodic cleaning and polishing, and recalibration of all tooling assemblies and, at a minimum of every two years, a rebuild of main mold assemblies to include seals, shafts, die pins and bushings.


- ---------------
* Confidential portion omitted; unredacted version is on file with the Securities and Exchange Commission.